UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2011

(Date of Report: Date of earliest event reported)

RT Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2216 East Newcastle Drive, Sandy, Utah 84093

(Address of principal executive office)

Registrant's telephone number, including area code: (801) 942-3938

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 101.  Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, RT Technologies, Inc. (the “Company”) appointed Angela Ross as a director and chief/principal financial officer of the Company. Ms. Ross, age 42, received a Bachelor of Science degree in Accounting from Weber State University in 1995. Since 1995 she has worked full and part time as a legal assistant and accountant for a law firm in Salt Lake City, Utah.  Ms. Ross has experience in accounting, administrative support for private offerings and corporate mergers, filing periodic reports, including beneficial ownership reports, with the Securities and Exchange Commission on EDGAR, and capitalization tracking for small businesses. She currently prepares the accounting for various publicly traded companies and is the president and director of STI Holdings, Inc. which stock trades on the OTC Market.

Additionally, on April 27, 2011, the Company entered into a promissory note with Capital Builders, LLC for $50,000. The funds will be used to pay off existing liabilities and fund ongoing costs. The note is for a period of one year at bears interest at seven percent (7%) per annum.  If there is a change of control, merger or acquisition of the Company prior to the due date of the note in one year, the note will be accelerated to be due on the date of such event. As part of the appointment of Ms. Ross and the loan of funds by Capital Builders, a shareholder agreed to cancel 4,650,000 shares of stock to help reduce the number of outstanding shares of common stock.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits.

10.1

Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

RT Technologies, Inc.

By: /s/ Michael Lami

Date: April 29, 2011

       Michael Lami, CEO